Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CANCELLATION OF "MASTERWORKS 184, LLC", FILED IN THIS OFFICE ON THE FOURTH DAY OF JUNE, A.D. 2024, AT 12:18 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

SECRETARY'S OFFICE 1793 DELAWARE 1855

7080814 8100
SR# 20242764187

Authentication: 203654317
Date: 06-06-24

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:18 PM 06/04/2024
FILED 12:18 PM 06/04/2024
SR 20242764187 - File Number 7080814

CERTIFICATION OF CANCELLATION
OF
MASTERWORKS 184, LLC

June 4, 2024

The undersigned, an authorized representative of Masterworks 184, LLC, a Delaware limited liability company (the "**Company**"), hereby effects the cancellation of the Certificate of Formation of the Company (the "**Certificate**") pursuant to Limited Liability Company Act of the State of Delaware Section 18-801 and certifies as follows:

1. The name of the Company is Masterworks 184, LLC.

2. The date of filing of the Certificate in the Office of the Secretary of State of the State of Delaware was October 13, 2022.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Cancellation as of the date first written above.

Josh Goldstein

Name: Joshua B. Goldstein
Title: General Counsel, Secretary and Member of the Board of Managers